UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2011
SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)
(214) 369-7300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 7, 2011, Sun River Energy, Inc. (the “Company”) closed the acquisition from Katy Resources ETX, LLC, a Delaware limited liability company (“Katy”), of (a) certain oil and gas leases and leasehold interests in Angelina, Cherokee, Houston and Panola Counties in East Texas; (b) four wellbores consisting of three producing wells each holding one of the three gas units being acquired and one shut-in well; (c) any contracts or agreements related to the foregoing lands, leases and wells; (d) any equipment located on the land or used in the operation of the foregoing land, leases or wells; and (e) any hydrocarbons produced from or attributable to the foregoing land, the leases and the wells and other related assets for an aggregate purchase price of $8.5 million, subject to purchase price adjustments (the “Acquisition”). The Acquisition includes total acreage held by production of 2,486 gross acres (1,361 net acres), as well as 9,706 gross acres (7,549 net acres) under primary terms on numerous leases. The producing wells and surrounding acreage on the acquired property have been unitized under Texas Railroad Commission rules.
     The Acquisition was consummated pursuant to a Purchase and Sale Agreement (the “Original Purchase Agreement”) entered into with Katy on October 19, 2010. Under the terms of the Original Purchase Agreement, the purchase price was to be paid in the form of (i) $5 million in cash, and (ii) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an aggregate value of $3.5 million based on the volume weighted average price of the Company’s Common Stock for the 30 trading days prior to the earlier of (x) December 18, 2010 and (y) five days prior to the closing.

     The Original Purchase Agreement was amended on February 7, 2011 pursuant to a First Amendment to Purchase and Sale Agreement (the “Amended Purchase Agreement”) to reflect (i) that the purchase price for the Acquisition would be revised to consist of (A) $1 million in cash, (B) a promissory note from the Company in the amount of $4 million due 180 days from the date of closing (the “Note”), and (C) 1,583,710 shares of the Company’s Common Stock, based upon the formula set forth in the Original Purchase Agreement; (ii) the execution by the Company of a Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues (the “Deed of Trust”), granting Katy a lien and security interest in and to, and assigning certain rights with respect to, the assets acquired from Katy and related properties and interests, to secure the Company’s obligations under the Note; and (iii) the grant to Katy of piggyback registration rights, which provide Katy with, subject to certain limitations, the right to participate in certain registered offerings that the Company may conduct in the future.
     At the closing of the Acquisition, the Company delivered to Katy cash in the sum of $962,967, the Note, the Deed of Trust and 1,333,710 shares of the Company’s Common Stock, which represents the balance of the cash owed to Katy after credits and offsets and the balance of shares owed to Katy after deducting the 250,000 shares previously delivered to Katy as a deposit. Effective immediately after the closing of the Acquisition, the Company’s wholly owned operating company, Sun River Operating, Inc., has assumed operations under existing joint operating agreements on all units and prospects with respect to the properties acquired.
     A copy of the Original Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2010 and is incorporated by reference as Exhibit 2.1 hereto. A copy of the Amended Purchase Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Deed of Trust is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Original Purchase Agreement, Amended Purchase Agreement, Note and Deed of Trust is a summary only and is qualified in its entirety by reference to the complete text of such documents filed as Exhibits 2.1, 2.2, 10.1 and 10.2 respectively hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 7, 2011, the Company and Katy completed the Acquisition, as further described under Item 1.01 above, which disclosures are incorporated into this Item 2.01 by reference.
     The description of the Acquisition contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Original Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2010 and incorporated by reference as Exhibit 2.1 hereto, and to the Amended Purchase Agreement, Note and Deed of Trust, which are filed as Exhibits 2.2, 10.1 and 10.2 respectively hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Pursuant to the terms of the Amended Purchase Agreement, as partial consideration paid by the Company in connection with the Acquisition, the Company issued the Note to Katy on February 7, 2001, as further described under Item 1.01 above, which disclosures are incorporated into this Item 2.03 by reference.
     The Note accrues interest at a rate of 8% per annum and is due 180 days from the Acquisition closing (the “Scheduled Payment Date”); provided, however, that if the Company issues any form of equity or debt securities after the such closing but before the Scheduled Payment Date, but excluding an Excluded Offering (as hereinafter defined), the Note shall accelerate and become due on the date of such issuance of securities (the “Accelerated Payment Date”). An “Excluded Offering” means one of the following types of issuances of debt or equity securities: (i) any issuances of securities made pursuant to employment agreements, consulting agreements, employee stock plans or similar instruments, (ii) one or more issuances of securities under a current offering for an additional net proceeds of all such additional issuances that is equal to or less than $2,500,000 in the aggregate, which proceeds shall be used for any business purposes (provided that such $2,500,000 issuances shall be in addition to any issuance prior to the date of the Note and in addition to any issuances described in subsection (iii) of this sentence), (iii) one or more issuances of securities for which the total net proceeds of all such issuances are equal to or less than $3,000,000 in the aggregate, which proceeds shall be used to fulfill the Company’s obligations under the continuous drilling clause under the farmout agreement between the Company and Devon Energy Production Company, L.P. (the “Farmout

Agreement”), (iv) issuances made for the sole purpose of paying the Note and for which all net proceeds of such issuances are applied to the Note. In the event the Note becomes due on the Accelerated Payment Date, the outstanding balance of the Note shall be paid first in priority out of the proceeds of the applicable issuance of securities, provided that if such proceeds are not sufficient to cover the outstanding balance, the unpaid remainder of the outstanding balance shall remain immediately due and payable. The Note may also be accelerated on default.
     The description of the Note in this Item 2.03 herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
     The issuance of 1,333,710 shares of the Company’s Common Stock, on February 7, 2011, to Katy, as partial consideration paid by the Company in connection with the Acquisition, was an unregistered sale of equity securities made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The issuance of such shares, the nature of the transaction related thereto, and the nature and amount of consideration received by the Company for such shares, are further described under Item 1.01 above, which disclosures are incorporated into this Item 3.02 by reference.
     In addition, pursuant to the terms of the Employment Agreement (the “Employment Agreement”) with Tom Schaefer, the Company’s Vice President-Engineering, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2010 and is incorporated by reference as Exhibit 10.3 hereto, upon the closing of the Acquisition, the Company is obligated to issue to Mr. Schaefer in escrow 250,000 shares of its Common Stock, which shall become earned and vest, in terms of ownership and voting rights, 1/12th per month thereafter during the term of the Employment Agreement and are subject to a right of first refusal and repurchase described in the Employment Agreement. Such shares will be issued in consideration for Mr. Schaefer’s assistance with respect to the Acquisition and his services to the Company prior to his employment. Such issuance is an unregistered sale of equity securities made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 8.01. Other Events.
     On February 10, 2011, the Company issued a press release announcing that it had completed the Acquisition. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
     Financial statements relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.
     (b) Pro forma financial information.
     Pro forma financial information relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.
     (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated as of October 19, 2010 by and between Katy Resources ETX, LLC and Sun River Energy, Inc.(1)Incorporated by reference from the Current Report on Form 8-K as filed on October 19, 2010

2.2	Amended Purchase and Sale Agreement dated as of February 7, 2011 by and between Katy Resources ETX, LLC and Sun River Energy, Inc.

10.1	Promissory Note dated as of February 7, 2011 by and between Katy Resources ETX, LLC and Sun River Energy, Inc

Exhibit No.	Description

10.2	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated as of February 7, 2011 by and between Katy Resources ETX, LLC and Sun River Energy, Inc.

10.3	Employment Agreement as of September 1, 2010 by and between Sun River Energy, Inc and Tom Schaefer. .(1)Incorporated by reference from the Current Report on Form 8-K as filed on October 21, 2010

99.1	Press Release dated February 10, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: February 10, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO